UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010 (May 27, 2010)

SIRIUS XM RADIO INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	52-1700207
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 36th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.07   Submission of Matters to a Vote of Security Holders

          On May 27, 2010, we held our annual meeting of stockholders. At the annual meeting, stockholders voted on the matters contained in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2010 (the “Proxy Statement”). The final results for each matter submitted to a vote of stockholders are as follows:

Item 1 –	Election of Directors

          At the annual meeting, the holders of our common stock and our Series A Convertible Preferred Stock, voting together as a single class, elected the persons listed below as common stock directors.

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes

Joan L. Amble	837,561,943	29,619,099	17,188,454	1,838,792,045
Leon D. Black	408,528,344	458,481,167	17,359,985	1,838,792,045
Lawrence F. Gilberti	682,957,065	184,293,489	17,118,942	1,838,792,045
Eddy W. Hartenstein	847,884,390	19,474,711	17,010,395	1,838,792,045
James P. Holden	684,519,658	183,118,792	16,731,046	1,838,792,045
Mel Karmazin	855,065,564	19,226,385	10,077,547	1,838,792,045
James F. Mooney	839,662,079	28,131,598	16,575,819	1,838,792,045
Jack Shaw	684,777,290	182,758,646	16,833,560	1,838,792,045

          Our Convertible Perpetual Preferred Stock, Series B-1 (the “Series B-1 Preferred Stock”), does not have the right to vote with the holders of our common stock and Series A Convertible Preferred Stock on the election of common stock directors. The holder of the Series B-1 Preferred Stock is entitled to designate and elect members of our board of directors pursuant to the Certificate of Designations of the Series B-1 Preferred Stock. Currently, the holder of the Series B-1 Preferred Stock has designated John C. Malone, Gregory B. Maffei and David J.A. Flowers to serve as members of our board of directors until their successors are duly elected and qualified.

Item 2 –	Adoption of Rights Plan

          The holders of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, approved a short-term rights plan designed to preserve certain potential tax benefits.

	Votes Cast For	Votes Cast Against	Abstentions

Common Stock, Series A Convertible Preferred Stock and Series B-1 Preferred Stock, voting as a single class	3,392,831,756	70,146,313	8,368,189

Item 3 –

 Extend our Board of Directors Authority (through the Approval of an Amendment to our Certificate of Incorporation) to Effect a Reverse Stock Split and to Reduce the Number of Authorized Shares of Our Common Stock

          The holders of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, and the holders of our common stock, voting as a separate class, also approved an amendment to our certificate of incorporation to (i) effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-twenty-five at any time prior to June 30, 2011, with the exact ratio to be set at a whole number within this range to be determined by our board of directors in its discretion, and (ii) reduce the number of authorized shares of our common stock as set forth in the Proxy Statement.

	Votes Cast For	Votes Cast Against	Abstentions

Common Stock, Series A Convertible Preferred Stock and Series B-1 Preferred Stock, voting as a class	4,976,493,790	308,257,802	25,386,711

Common Stock, voting as a separate class	2,384,555,236	308,257,802	25,386,711

Item 4 –	Ratification of Independent Registered Public Accountants

          The holders of our common stock, our Series A Convertible Preferred Stock and our Series B-1 Preferred Stock, voting together as a single class, ratified the appointment of KPMG LLP as our independent registered public accountants.

	Votes Cast For	Votes Cast Against	Abstentions

Common Stock, Series A Convertible Preferred Stock and Series B-1 Preferred Stock, voting as a single class	5,250,561,396	29,477,606	30,099,301

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM RADIO INC.

	By:	/s/ Patrick L. Donnelly

Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 1, 2010